Section 906 Certification

Alberto Osorio, Chief Executive Officer and Chief Financial Officer* of The Mexico Fund, Inc., a Maryland corporation (the “Registrant”), certifies that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER

The Mexico Fund, Inc.

/s/ Alberto Osorio
Alberto Osorio

Date: June 27, 2023

*	Mr. Osorio performs the functions of chief financial officer of the Fund solely for purposes of Section 906 of the Sarbanes Oxley Act of 2002.